SULLIVAN & CROMWELL

NEW YORK TELEPHONE: (212) 558-4000
TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)
CABLE ADDRESS: LADYCOURT, NEW YORK
FACSIMILE: (212) 558-3588 (125 Broad Street)
(212) 558-3792 (250 Park Avenue)

125 Broad Street, New York 10004-2498
250 PARK AVENUE, NEW YORK 10177-0021
1701 PENNSYLVANIA AVE, N.W. WASHINGTON, D.C. 20006-5805
444 SOUTH FLOWER STREET, LOS ANGELES 90071-2901
8, PLACE VENDOME, 75001 PARIS
ST. OLAVE'S HOUSE, 9a IRONMONGER LANE, LONDON EC2V 8EY
101 COLLINS STREET, MELBOURNE 3000
2-1, MARUNOUCHI I-CHOME, CHIYODA-KU, TOKYO 100
NINE QUEEN'S ROAD, CENTRAL, HONG KONG






                                                February 15, 1996



Seligman Portfolios, Inc.,
  100 Park Avenue,
    New York, New York  10017.

Dear Sirs:

            You have requested our opinion in connection with the notice which you propose to file pursuant to Rule 24f-2 under the Investment

Company Act of 1940 with respect to your Capital Stock, $0.001 par value

(the "Shares"), as follows:  296,449 shares of Capital Stock of your

Seligman Capital Portfolio (the "Capital Shares"); 9,028,940 shares of

Capital Stock of your Seligman Cash Management Portfolio (the "Cash

Management Shares"); 997,032 shares of Capital Stock of your Seligman

Common Stock Portfolio (the "Common Stock Shares"); 2,858,989 shares of

Capital Stock of your Seligman Communication and Information Portfolio (the

"Communication and Information Shares"); 624,784 shares of Capital Stock of your Seligman Income Portfolio (the "Income Shares"); 186,417 shares of

Capital Stock of your Seligman Fixed Income Securities Portfolio (the

"Fixed Income

Securities Shares"); 912,310 shares of Capital Stock of your Seligman

Frontier Portfolio (the "Frontier Shares"); 426,326 shares of Capital Stock of your Seligman Henderson Global Companies Portfolio (the "Henderson

Global Smaller Companies Shares"); 221,133 shares of Capital Stock of your

Seligman Henderson Global Portfolio (the "Henderson Global Shares") and

624,784 shares of Capital Stock of your Seligman High-Yield Bond Portfolio

(the "High-Yield Bond Shares").

            As your counsel, we are familiar with your organization and corporate status and validity of your Capital Stock.

            We advise you that, in our opinion, the Capital Shares, the

Cash Management Shares, the Common Stock Shares, the Income Shares, the

Communication and Information Shares, the Fixed Income Securities Shares,

the Frontier shares, the Henderson Global Smaller Companies shares, the

Henderson Global Shares, the High-Yield Bond shares and the Income

Portfolio shares are legally and validly issued, fully paid and nonassessable.

            The foregoing opinion is limited to the General Corporation Law of the State of Maryland, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

            We consent to the filing of this opinion with the Securities and Exchange Commission in connection with the notice referred to above.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the

Securities Act of 1933.

                                          Very truly yours,

                                          SULLIVAN & CROMWELL
                                          -------------------
                                          SULLIVAN & CROMWELL